UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2022

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 6, 2022, ITC Holdings Corp. (the “Company”) issued a news release announcing that it was exploring a private offering of senior unsecured notes, subject to market conditions. An earlier announcement dated September 5, 2022 indicated that the Company had made the decision to proceed with such an offering.

On September 8, 2022, the Company issued (1) a news release announcing that it commenced a private offering of senior unsecured notes due 2027 (the “Notes”) and (2) a news release announcing that the Company has priced the offering of the Notes.

The Company intends to use the net proceeds from this offering to redeem in full $500 million aggregate principal amount of its 2.700% Senior Notes due November 15, 2022, to pay the associated call premium, with the remainder to repay indebtedness outstanding under its revolving credit facility and its commercial paper program, and for general corporate purposes.

Copies of the press releases, each dated September 6, 2022, and September 8, 2022, announcing the (1) exploration of a private offering of the Notes, (2) the commencement of a private offering of the Notes and (3) the pricing of the Notes, respectively, are filed as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4 hereto and are incorporated herein by reference. The earlier announcement dated September 5, 2022 is filed as Exhibit 99.1 hereto and is also incorporated herein by reference.

2.700% Senior Notes due 2022

On September 8, 2022, the Company notified Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the indenture, dated as of April 18, 2013 (the “Base Indenture”), among the Company and the Trustee, as amended and supplemented by the Fourth Supplemental Indenture, dated as of November 14, 2017 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), governing the Company’s 2.700% Senior Notes Due 2022 (“2022 Notes”), that the Company will redeem all of the issued and outstanding 2022 Notes on September 23, 2022, at a redemption price equal to the make-whole redemption amount, plus accrued and unpaid interest on the redeemed 2022 Notes to, but excluding, September 23. The redemption will be funded with the net proceeds of the offering of the notes, which is expected to close on September 22, 2022.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated September 5, 2022, by the Company, announcing the commencement of a private offering of the Notes.
99.2	Press release, dated September 6, 2022, by the Company, announcing the exploration of a private offering of the Notes.
99.3	Press release, dated September 8, 2022, by the Company, announcing the commencement of a private offering of the Notes.
99.4	Press release, dated September 8, 2022, by the Company, announcing the pricing of the Notes.
104	Cover page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL Documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: September 9, 2022	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary